                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant
[ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                           Commission only (as permitted by Rule
                                               14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting material Pursuant to Rule 14a-12

                    Freeport-McMoRan Oil & Gas Royalty Trust
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    FREEPORT-MCMORAN OIL & GAS ROYALTY TRUST
                          700 LAVACA STREET, 5TH FLOOR
                            AUSTIN, TEXAS 78701-3102

                             ---------------------

                    NOTICE OF SPECIAL MEETING OF UNITHOLDERS
                         TO BE HELD ON OCTOBER 5, 2001
                             ---------------------

                                AUGUST 29, 2001

To the Unitholders of the Freeport-McMoRan Oil & Gas Royalty Trust:

     A Special Meeting of Unitholders of Freeport-McMoRan Oil & Gas Royalty Trust (the "Special Meeting") will be held on October 5, 2001, at 10:00 a.m., local time, at Chase Auditorium, 601 Travis Street, Houston, Texas, to consider and vote upon a proposal submitted by a Unitholder to amend the Royalty Trust Indenture dated September 30, 1983 (the "Trust Agreement") to provide for the sale of the overriding royalty interest held by the Trust (the "Royalty") and a delay of the final liquidating distribution of the Trust assets, less any amounts withheld by the Trustee for contingent liabilities, until completion of a proposed exchange offer or December 31, 2001, whichever first occurs, as described in the accompanying Proxy Statement.

     Only holders of record (the "Unitholders") of certificates representing units of beneficial interest in the Trust (the "Units") at the close of business on August 29, 2001 are entitled to notice of and to vote at the Special Meeting. Unitholders may vote in person or by proxy. The accompanying form of proxy is solicited on behalf of the Trust by The Chase Manhattan Bank, as Trustee of the Trust (the "Trustee").

     Under applicable law, dissenters' appraisal rights do not apply to the Unitholders in connection with the Shareholder Proposal.

     EVEN IF YOU RETURN THE ENCLOSED PROXY, YOU WILL RETAIN THE OPTION TO REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE, OR TO VOTE YOUR UNITS PERSONALLY UPON REQUEST IF YOU ATTEND THE SPECIAL MEETING. FOR THE SHAREHOLDER PROPOSAL TO BE APPROVED BY THE UNITHOLDERS, A QUORUM MUST BE PRESENT AT THE SPECIAL MEETING, AND THE SHAREHOLDER PROPOSAL MUST HAVE THE SUPPORT OF UNITHOLDERS HOLDING A MAJORITY OF THE UNITS REPRESENTED AT THE SPECIAL MEETING.

                                          By Order of the Trustee

Austin, Texas

August 29, 2001

                    FREEPORT-MCMORAN OIL & GAS ROYALTY TRUST
                          700 LAVACA STREET, 5TH FLOOR
                            AUSTIN, TEXAS 78701-3102

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                AUGUST 29, 2001

     This Proxy Statement is being furnished to the Unitholders in connection with the solicitation of proxies by the Trustee for use at the Special Meeting to be held on October 5, 2001, at 10:00 a.m., local time, at Chase Auditorium, 601 Travis Street, Houston, Texas, to consider and vote upon a proposal submitted by a Unitholder to amend the Trust Agreement (the "Shareholder Proposal"). See "The Shareholder Proposal."

     Only Unitholders holding Units of the Trust as of August 29, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. The presence at the Special meeting, in person or by proxy, of Unitholders holding a majority of the units outstanding as of the Record Date will constitute a quorum. Each Unitholder will be entitled to one vote for each unit owned. The Shareholder Proposal will be deemed to be approved by the Unitholders if a quorum is present at the Special Meeting and the Shareholder Proposal is approved by the vote of Unitholders holding a majority of the Units represented at the Special Meeting.

     This proxy statement is being first sent or given to Unitholders on or about August 29, 2001. Even if a Unitholder returns this proxy, such Unitholder will retain the option to revoke his or her proxy at any time before the vote, or to vote his or her Units personally upon request if such Unitholder attends the Special Meeting.

     The Trustee called the Special meeting at the request of the Unitholder who submitted the Shareholder Proposal. The Shareholder Proposal was submitted by Greg Haskin. The Trustee makes no recommendation regarding whether Unitholders should vote for or against the Shareholder Proposal. The Trustee is soliciting proxies for use at the Special Meeting as contemplated under the Trust Agreement.

     The Shareholder Proposal calls for amendments to the Trust Agreement to instruct the Trustee to sell the Royalty to Texas Standard Oil Company, a Texas corporation ("TXS"), and to delay any liquidating distribution of Trust assets, less any amounts withheld by the Trustee for contingent liabilities, until the completion by TXS of a proposed exchange offer or December 31, 2001, whichever first occurs. Any such amendment requires, in addition to the approval of the Unitholders, the express written approval of the Trustee. Although the Trustee makes no recommendation regarding whether Unitholders should vote for or against the Shareholder Proposal, the Trustee anticipates that, as required to implement the amendment under the terms of the Trust Indenture, it will approve in writing the amendment of the Trust Agreement if the Shareholder Proposal is approved by the requisite vote of Unitholders at the Special Meeting.

     Under applicable law, dissenters' appraisal rights do not apply to the Unitholders in connection with the Shareholder Proposal.

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Trust.

                               TABLE OF CONTENTS

Where You Can Fine More Information.........................     3
Background..................................................     4
Questions and Answers.......................................     6
The Special Meeting.........................................     9
  General...................................................     9
  Unitholders Entitled to Vote..............................     9
  List of Unitholders of Record.............................     9
  Solicitation..............................................    10
  Proxies...................................................    10
  Voting Procedures for Beneficial Owners...................    10
  Brokers...................................................    10
  Requirements for Shareholder Approval.....................    10
The Trust and the Trustee...................................    10
The Shareholder Proposal and Statement of Support...........    11
  Shareholder Proposal......................................    11
  Statement of Support......................................    11
Effect of Negative Votes on the Shareholder Proposal........    12
Units Outstanding...........................................    12
Security Ownership of Certain Beneficial Owners and
  Management................................................    12

                      WHERE YOU CAN FIND MORE INFORMATION

     The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Trust can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the SEC at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Trust may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain of such reports, proxy statements and other information filed by the Trust are also available on the Internet at the SEC's World Wide Web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it into this proxy statement, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this proxy statement. We incorporate by reference in this proxy statement the Trust's financial statements included in its annual report on Form 10-K/A for the year ended December 31, 2000 and the letter of Ryder Scott Company Petroleum Engineers and the related explanation contained under the caption "The Royalty Properties and the Royalty -- Reserves" on pages 10-21 of the Annual Report on Form 10-K/A.

     You may request a copy of the Annual Report on Form 10-K/A, at no cost, by making written or telephone requests for such copies to:

        The Chase Manhattan Bank, Trustee
        Freeport McMoRan Oil & Gas Royalty Trust
        700 Lavaca Street, 5th Floor
        Austin, Texas 78701-3102
        Attn: Mike Ulrich
        Telephone: (512) 479-2562
        Attn: Chantal Carr
        Telephone: 512-479-2620

                                   BACKGROUND

     The Trust owns, through a partnership in which the Trust owns a 99.9% interest (the "Partnership"), a net overriding royalty interest (the "Royalty") that burdens working interests (the "Working Interests") in certain offshore oil and gas properties. IMC Global, Inc., a Delaware corporation (the "Working Interest Owner"), is the owner of the Working Interests. The Royalty is a non-operating interest, and thus. the holder has no authority to make, or responsibility for making, decisions regarding oil and gas operations. The Royalty is also a limited liability interest, in that the holder of the Royalty has no personal liability for costs and expenses associated with oil and gas production on the Working Interests. Although the Royalty is a limited liability interest, capital costs, operating expenses and other costs associated with the Working Interests are taken into account in calculating the amounts payable to the owner of the Royalty. When costs exceed gross proceeds from production, no amounts are payable to the Royalty owner, and any excess is carried forward to subsequent periods. This excess is referred to as a cost-carryforward. The cost-carryforward is the result of a mathematical calculation that is specified in the Royalty conveyance and that determines whether the Royalty owner will receive any payments from the Working Interest Owner. Until such time, if ever, as the Working Interest Owner's gross proceeds from future production exceed amounts necessary to pay the Working Interest Owner's future costs and to retire the cost-carryforward, there will be no amounts payable to the Royalty owner. Thus, no payment will be made under the Royalty as long as the cost-carryforward exists. The Trust is passive, with The Chase Manhattan Bank as Trustee, having only such powers as are necessary for the collection and distribution of revenues attributable to the Royalty, the payment of Trust liabilities and the protection of Trust assets.

     The Trust has received no Royalty payments since 1995. The Trust Agreement originally stated that the Trustee must sell the Trust's interest in the Partnership or cause the Partnership to sell the Royalty if the amount of cash per year received by the Trust for each of three successive years was less than $3 million. This condition was satisfied at the end of 1998. However, at a Special Meeting of the Unitholders held on March 12, 1999, the Unitholders approved a shareholder proposal to amend the Trust Agreement to extend the life of the Trust for at least another two years. Again in 1999 and 2000, the Trust received no Royalty payments, and therefore the Trust Agreement now requires the Trustee to sell the Trust's interest in the Partnership or to cause the Partnership to sell the Royalty.

     In September 2000 several Unitholders contacted the Trustee to request or demand that the Trustee call a Special Meeting of Unitholders to vote on a proposal for a further extension of the life of the Trust. Most Unitholders proposed an extension for an additional five years. The Unitholders apparently believed that if the Trust's life were extended the Trust might eventually begin receiving Royalty payments once again. However, the Trustee was unwilling to approve such an extension because the Trust's expense reserve was inadequate to provide for Trust administrative expenses for such a long period, and it was not clear that there would ever be payments made with respect to the Royalty. A representative of the Trustee had a number of conversations with the requesting Unitholders regarding possible extensions, suggesting that the Trustee might submit an extension proposal to a Unitholder vote if the proposal stated that the Trust would terminate on the earlier of the end of a specified extension period or depletion of the Trust's expense reserve below $100,000. These conversations took place over a period of several weeks, but the Trustee reached no clear understanding with any requesting Unitholder regarding an extension proposal.

     In December 2000, the Trustee was approached by Roberson Oil Company, a Texas corporation ("Roberson Oil"), regarding a possible transaction whereby a to-be-formed corporation (referred to as "Newco") would effect an exchange offer, registered under the Securities Act of 1933, in which common stock and warrants of Newco would be exchanged for the outstanding Units. Newco would also issue common stock to the Working Interest Owner in exchange for the Working Interests. On December 29, 2000, the Trustee received a letter from Roberson Oil detailing its proposal. The letter indicated that Roberson Oil, on behalf Newco, had offered to purchase the Working Interest from the Working Interest Owner. The letter requested that the Trustee agree to the proposal by January 3, 2001. Through its counsel the Trustee responded by informing Roberson Oil that there was no need for the Trustee to agree to the proposal because the transactions described in the letter involved the Unitholders and not the Trust itself. In response, Roberson Oil indicated that it needed the cooperation of the Trustee because otherwise the Trustee might proceed to auction the Royalty as required by the Trust Indenture. Roberson Oil indicated that it did not want to proceed with the transaction unless Newco could acquire the Royalty as well as the Working Interest. Counsel for the Trustee pointed out that an exchange offer by itself, even if successful, would not result in ownership of the Royalty by Newco, because the Trustee would be required to act in accordance with the Trust Agreement. The Trust Agreement required the Trustee to auction the Royalty and terminate the Trust. Thus, it appeared unlikely that Newco could accomplish its objectives without a vote of Unitholders to amend the Trust Agreement. Counsel indicated that the Trustee might be willing to entertain a shareholder proposal on amendments to the Trust Agreement, if the shareholder proposal were properly presented in accordance with Securities and Exchange Commission rules and if the Trustee did not find the proposal objectionable.

     On February 2, 2001, the Trustee's counsel received a telephone call from counsel to the Working Interest Owner, who indicated that the Working Interest Owner had received two non-binding offers for the Working Interest, one of which was from Roberson Oil on behalf of a to-be-formed corporation. Counsel for the Working Interest Owner indicated that neither proposal was for an amount in excess of $3 million, that both proposals were contingent on the ability of the acquiring company to acquire the Royalty and that the Working Interest Owner wanted to pursue the Roberson Oil proposal, which the Working Interest Owner believed was the more well thought out of the two proposals. The Trustee's representatives agreed to meet with representatives of Roberson Oil and the Working Interest Owner to discuss Roberson Oil's proposal. On February 5, 2001, representatives of the Trustee and its counsel met with representatives of Roberson Oil and the Working Interest Owner to discuss the proposed transaction. At the meeting the representatives of Roberson Oil and the Working Interest Owner indicated that the two companies had entered into a non-binding letter of intent relating to the acquisition of the Working Interests by Newco. The representatives of Roberson presented to the Trustee's representatives their ideas regarding a transaction that might lead to the acquisition of the Royalty by Newco. They suggested that the Trustee enter into an agreement to sell the Royalty to Newco upon completion of an exchange offer in which a specified number of Unitholders accepted Newco common stock in exchange for Units. The representatives of the Trustee indicated that the Trustee would not be willing to enter into any agreement to sell the Royalty or to delay the liquidation and termination of the Trust without being instructed to do so by a Unitholder vote. They stated that the Trustee's role as a passive Trustee, with only such powers as are granted to it pursuant to the Trust Agreement, prevented it from sponsoring or advocating any such transaction. The Trustee stated, however, that it would be willing to entertain a shareholder proposal to amend the Trust Agreement in order to provide an opportunity for the Unitholders to make a decision regarding whether to accept an exchange offer. The representatives of Roberson Oil expressed an unwillingness to incur the expenses of registration of the exchange offer with the Securities and Exchange Commission unless the Trustee committed that it would not auction the Royalty unless and until the exchange offer proved to be unsuccessful.

     After this meeting, the parties continued communications concerning the details of a possible transaction that would satisfy their respective concerns. Roberson Oil concluded that it would be unwilling for Newco to incur the expenses of registration of the exchange offer until Unitholders approved appropriate amendments to the Trust Agreement. The Trustee and its counsel cooperated with representatives of Roberson Oil and its counsel in formulating a proposal from Newco and a related shareholder proposal that would be unobjectionable to the Trustee. Additionally, a representative of Roberson Oil inquired if the Trustee was aware of any Unitholders that met the requirements for submitting a shareholder proposal under SEC rules and who might be interested in presenting the shareholder proposal relating to amendments to the Trust Agreement in order to provide an opportunity for the Unitholders to make a decision regarding whether to accept an exchange offer. The representative of the Trustee indicated that it was unaware of any such Unitholder, but referred Roberson Oil to Robert J. DeBeer, a broker with Paine Webber whose clients included several Unitholders. Roberson Oil approached Mr. DeBeer and explained the potential transaction, the Trust's role as a passive Trust and the need for a shareholder proposal. Mr. DeBeer agreed to arrange a meeting with Roberson Oil and a client that might be interested in presenting a shareholder proposal. On March 28, 2001, Mr. DeBeer, representatives of Roberson Oil and Greg Haskin, a Unitholder, met to discuss the proposed transaction and shareholder proposal. Mr. Haskin subsequently agreed to present the proposed transaction to the Trust as a shareholder proposal. Mr. Haskin and Roberson Oil have informed the Trustee that they had no prior relationship or affiliation with each other.

     On March 30, 2001, the Trustee received a letter from Newco, which is Texas Standard Oil Company, a newly organized Texas corporation ("TXS"), setting forth a proposal relating to its proposed exchange offer. In accordance with Rule 135 under the Securities Act of 1933, the letter contained only limited information regarding the exchange offer. Contemporaneously with the receipt of the letter from TXS, the Trustee received a shareholder proposal from Mr. Haskin. After reviewing the shareholder proposal, the Trustee determined that it would call a Special Meeting of Unitholders to consider and vote on the proposed amendments to the Trust Agreement set forth in the shareholder proposal. The Trust filed preliminary proxy materials and revised preliminary proxy materials with the Securities and Exchange Commission and received comments from the Securities and Exchange Commission staff on the preliminary proxy materials, revised preliminary proxy materials and on the Trust's Form 10-K for the year ended December 31, 2001.

     In light of the time delays associated with the Securities and Exchange Commission staff's review process and the Trust's preparation of responses to comments from the staff, the Trustee concluded that the timetable contemplated by the original letter from TXS and the original shareholder proposal was unrealistic. The Trustee offered to TXS the opportunity to make additional revised submissions. The Trustee received a revised letter from TXS dated July 3, 2001, which is set forth as Exhibit A to this Proxy Statement, and a revised shareholder proposal, which is the Shareholder Proposal included herein.

                             QUESTIONS AND ANSWERS

     The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this Proxy Statement, the Trust's Annual Report on Form 10-K for the year ended December 31, 2000 portions of which are incorporated by reference herein. Unitholders are urged to read carefully this Proxy Statement and the portions of the Form 10-K incorporated by reference. FOR ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS OR IF YOU HAVE ANY QUESTIONS ABOUT THE SPECIAL MEETING, CONTACT MIKE ULRICH AT (512) 479-2562.

Q:   WHO IS SOLICITING MY PROXY?

A: On behalf of Freeport-McMoRan Oil & Gas Royalty Trust, the Trustee is sending you this Proxy Statement and is soliciting proxies in connection with the Special Meeting of Unitholders.

Q:   WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A: The purpose of the Special Meeting is to consider and vote upon the Shareholder Proposal.

Q:   WHAT IS THE SHAREHOLDER PROPOSAL?

A: The Shareholder Proposal is a proposal to amend the Trust Agreement to direct the Trustee to (1) sell the Royalty to TXS for $1,000 in cash and to
     (2) delay any liquidating distribution of Trust assets until the completion by TXS of a proposed exchange offer or December 31, 2001, whichever first occurs. The amendment would not take effect unless the sale of the Royalty occurs on the same day as the purchase by TXS of the Working Interests and in any event no later than December 31, 2001. Certain information regarding the proposed exchange offer is set forth in a letter from TXS attached as Exhibit A to this Proxy Statement.

Q:   WHAT IS THE NATURE OF THE ROYALTY PROPOSED TO BE SOLD?

A: The Royalty consists of a net overriding Royalty interest, also known as a net profits interest, that burdens non-operating undivided working interests in oil and gas properties. These properties consist of interests in Federal Offshore Block 498, West Cameron Area, Block 34, West Delta Area, offshore Louisiana and Block A552, High Island Area, offshore Texas. The Royalty entitles the holder to a share of production equal to 90% of net proceeds, which are calculated generally as the difference between the proceeds of production ("Gross Proceeds") and costs incurred (and for some categories of costs, those expected to be incurred in the future) by the owner of the working interests burdened by the Royalty (the "Working Interests Owner"). Although the Royalty is a limited liability interest that gives the owner of the Royalty the right to receive a share of the proceeds of minerals produced from the Royalty Properties without any operating rights, the capital costs, operating expenses and other costs associated with the Working Interests are taken into account in calculating the amounts payable to the owner of the Royalty. When costs exceed Gross Proceeds from production, no amounts are payable to the Royalty owner, and any excess is carried forward to subsequent periods. This excess is referred to as a cost-carryforward. The cost-carryforward is the result of a mathematical calculation that is specified in the Royalty conveyance and that determines whether the Royalty owner will receive any payments from the Working Interest Owner. Until such time, if ever, as the Working Interest Owner's Gross Proceeds from future production exceed amounts necessary to pay the Working Interest Owner's future costs and to retire the cost-carryforward, there will be no amounts payable to the Royalty owner. No payment will be made under the Royalty as long as the cost-carryforward exists. Therefore, costs incurred by the Working Interest Owner directly impact the Royalty calculations.

     The cost-carryforward has existed for more than five years and is the result that the cumulative costs incurred by the Working Interests Owner have exceeded the Gross Proceeds by a considerable amount. At July 31, 2001, the cumulative cost-carryforward was $14.6 million. The Working Interests Owner is entitled to recoup this amount from future Gross Proceeds before making any payment in respect of the Royalty. If the remaining Gross Proceeds (less future costs) are less than $14.6 million after July 31, 2001, then there will not be any future payments under the Royalty.

Q: WAS AN APPRAISAL OF THE ROYALTY MADE TO DETERMINE WHETHER THE PRICE PROPOSED TO BE PAID BY TXS IS FAIR CONSIDERATION?

A: No. A study of the proved oil and gas reserves attributable to the Royalty as of December 31, 2000 was made by Ryder Scott Company, L.P., Independent Petroleum Engineers. In accordance with the regulations of the Securities and Exchange Commission, the Ryder Scott report was prepared using December 2000 hydrocarbon prices and was limited to reserves classified as proved as of the date of the report. The report is included in the Trust's Form 10-K for year ended December 31, 2000, filed with the SEC. Anyone interested in the conclusions of the Ryder Scott report should read the report carefully including all assumptions and cautionary statements therein. In its report, Ryder Scott concluded that the discounted future net revenue of the Royalty, using December 2000 hydrocarbon prices and discounting all future revenue at 10%, was $15.5 million, prior to taking into account the cumulative cost carryforward and other items that affect the Royalty calculation. This amount is less than the cumulative cost carryforward as of December 31, 2000 of $19.8 million. There has been a reduction in the cost carryforward during 2001, which was $14.6 million as of July 31, 2001. The Trustee cannot predict whether the oil and gas properties will produce sufficient quantities of oil and gas in the future to eliminate the cost carryforward altogether (in which case Royalties would again be payable). The Ryder Scott report prepared at year-end 2000 indicated that the production from proved reserves would decline over time and that a substantial percentage of the remaining production from proved reserves on the oil and gas properties burdened by the Royalty would be attributable to production during 2001. Changes in hydrocarbon prices subsequent to December 31, 2000 were not taken into account in the Ryder Scott report. It is possible (if not likely) that, as production from the Working Interests declines, the rate at which the cost carryforward is reduced will decline, and it is possible (if not likely) that the cost carryforward will never be eliminated, in which case there would never be payments in respect of the Royalty. Although no interim report has been prepared, the proved reserves have been depleted by production from the Working Interests that has generated $10.06 million in total revenue to the Royalty in 2001 through August. Therefore, although the Trustee cannot quantify any reduction in the revenues at this time, it is very likely that the amount of future net revenue of the Royalty has declined since the time of the Ryder Scott report on December 31, 2000. In any event, the Trustee believes that, based on the information in the Ryder Scott report, the appraisal prepared early last year by Albrecht & Associates and the terms of the proposed transaction between the Working Interest Owner and TXS, it is not unreasonable to conclude that there is little or no chance that additional payments will ever be made with respect to the Royalty. Nevertheless, an auction of the Royalty would likely produce the best evidence of the Royalty's value or lack thereof, and if the Shareholder Proposal is approved, no such auction will take place.

Q:   WHY MIGHT THE ROYALTY HAVE VALUE TO TXS?

     The Trustee cannot speculate as to what value TXS might place on the Royalty. However, by combining the Royalty and Working Interests the owner of both interests should save the administrative, reporting and computational burdens associated with the Royalty.

Q: WHAT HAPPENS IF THE SHAREHOLDER PROPOSAL IS APPROVED AND THE TRANSACTIONS CONTEMPLATED IN THE SHAREHOLDER PROPOSAL ARE COMPLETED?

A: The Trustee will (1) sell the Royalty to TXS for $1,000 in cash and (2) delay any liquidating distribution of Trust assets until the completion by TXS of a proposed exchange offer or December 31, 2001, whichever first occurs. The Trustee estimates that the liquidating distribution, less any amounts withheld by the Trustee for contingent liabilities, will consist of the proceeds of the sale of the Royalty (which will be only $1,000 if the transaction referred to in the Shareholder Proposal is completed) plus between 2 and 2 1/2 cents per Unit. Neither the Trust nor the Trustee has obtained any commitment from TXS or Roberson Oil regarding the proposed exchange offer other than the letter attached as Exhibit A. You should read the terms of the letter carefully, as it may or may not be sufficient to constitute a binding contract. The Trustee is not responsible for and will not be involved in the proposed exchange offer. Furthermore, the Trustee cannot speculate as to when or whether the exchange offer will proceed. However, TXS has stated in the letter attached as Exhibit A that if the Shareholder Proposal is approved by the requisite vote of Unitholders, TXS will use commercially reasonable efforts to effect an exchange offer and take other steps described in the letter attached as Exhibit A. The term "commercially reasonable" is not defined in the letter attached as Exhibit A and the Trustee cannot predict how that term will be construed if its meaning is ever in dispute. Any exchange offer may be made only pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, and in accordance with Rule 135 thereunder only limited information regarding the exchange offer or the TXS common stock may be contained in this Proxy Statement. Thus, information regarding the value of TXS common stock that may be offered in exchange for units of the Trust is not available at this time.

Q:   WHAT HAPPENS IF THE SHAREHOLDER PROPOSAL IS NOT APPROVED?

A: Because the Trust has received no payments in respect of the Royalty for the last five years, the Trustee is now obligated by the Trust Indenture to sell the Royalty for cash at a public auction to the highest cash bidder or by such other means and to such other purchaser as the Trustee in its judgment deems advisable. If the Shareholder Proposal is not approved, the Trustee will offer the Royalty for sale. The Trust will bear the costs associated with such sale, which will reduce the amount of expense reserve available for distribution to Unitholders upon termination of the Trust. Following completion of such sale, the Trustee will distribute the proceeds of the sale and any remaining assets of the Trust (consisting of the expense reserve after providing for the payment of remaining obligations of the Trust) in final liquidation of the Trust, at which time the Trust will be terminated. If the Trustee receives no offers to purchase the Royalty, it will abandon the Royalty and liquidate the Trust. The Trustee estimates that if the Shareholder Proposal is not approved the Trust will make a final liquidating distribution, less any amounts withheld by the Trustee for contingent liabilities, on or about December 31, 2001. The Trustee estimates that the Trust will incur no more than $100,000 in expenses of offering the Royalty for sale (about 2/3 of a cent per unit) if the Shareholder Proposal is not approved. Based on the Trustee's estimates of other expenses of the Trust, the Trustee estimates that the final liquidating distribution will consist of the proceeds, if any, from such sale plus between 2 and 2 1/2 cents per Unit.

Q:   WHEN AND WHERE WILL THE SPECIAL MEETING OCCUR?

A: October 5, 2001, at 10:00 a.m., local time, at Chase Auditorium, 601 Travis Street, Houston, Texas.

Q:   HOW DO I VOTE?

A: You may attend the meeting and vote in person, or you may sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the box showing how you wish to vote, your vote will be treated as an abstention. This means that your vote will be counted for purposes of determining whether a quorum is present but will have the same effect as a negative vote on the Shareholder Proposal. You have the right to revoke your proxy at any time before it is voted at the Special Meeting by:

     (1) notifying the Trustee in writing;

     (2) voting in person; or

     (3) returning a later-dated proxy card.

Q: IF MY UNITS ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY UNITS FOR ME?

A: Your broker may vote your Units only if you provide instructions on how to vote. You should instruct your broker how to vote your Units upon receipt of your broker's request for voting instructions. If you do not provide your broker with instructions on how to vote your Units, the units will be treated as broker non-votes. This means that your Units will not be counted for purposes of determining whether a quorum is present and will not be counted as a vote either for or against the Shareholder Proposal.

Q:   WHAT IS REQUIRED FOR APPROVAL OF THE SHAREHOLDER PROPOSAL?

A: There must be a quorum of Unitholders at the special meeting to vote on the Shareholder Proposal, which means that Unitholders holding a majority of the Units outstanding as of the Record Date must be present at the Special meeting, either in person or by proxy. Each Unitholder will be entitled to one vote per each Unit owned. Assuming a quorum, the Shareholder Proposal will be approved by the Unitholders if Unitholders holding a majority of the Units represented at the Special Meeting vote to approve the Shareholder Proposal. Abstentions will be included in the number of Units represented at the special meeting, but broker non-votes will not. Because approval of the Shareholder Proposal requires the affirmative vote of the majority of Units representing at least a quorum at the Special meeting, abstentions will have the same effect as a vote against the shareholder proposal. Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes.

                              THE SPECIAL MEETING

GENERAL

     The Special Meeting will be held for the purpose of considering the Shareholder Proposal. The Special Meeting is scheduled to be held on October 5, 2001, at 10:00 a.m., local time, at Chase Auditorium, 601 Travis Street, Houston, Texas.

UNITHOLDERS ENTITLED TO VOTE

     Holders of record of the Units as of the close of business on August 29, 2001, the Record Date, will be entitled to notice of and to vote on the Shareholder Proposal at the Special Meeting. Each Unitholder will be entitled to one vote for each Unit owned. If you have Units registered in the name of a brokerage firm or a trustee and you plan to attend the Special meeting, please obtain from the brokerage firm or trustee a letter, account statement or other evidence of your beneficial ownership of those units to facilitate your admittance to the Special Meeting.

LIST OF UNITHOLDERS OF RECORD

     A complete list of Unitholders of record on the Record Date will be available for inspection in the Trust Department of the Trustee, 700 Lavaca Street, 5th Floor, Austin, Texas 78701-3102, during normal business hours upon written demand by any Unitholder or the Unitholder's agent or attorney beginning five business days after the date of this Proxy Statement and continuing through the Special Meeting. Any Unitholder or unitholder's agent or attorney may, upon written notice and subject to the laws of the State of Texas, copy the list of Unitholders eligible to vote on the Shareholder Proposal at the Special Meeting during regular business hours during the inspection period at the Unitholder's expense.

SOLICITATION

     The Trustee is soliciting proxies for use at the Special meeting as contemplated under the Trust Agreement. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Trust.

PROXIES

     Any holder of outstanding Units entitled to vote on any matter may vote such Unitholder's Units either in person or by duly authorized proxy. The giving of a proxy by a Unitholder will not affect such Unitholder's right to vote such Units if the Unitholder attends the Special meeting and desires to vote in person. Prior to the voting of a proxy, such proxy may be revoked by the Unitholder by delivering written notice of revocation to the Trustee, Attn:
Trust Department, by executing a subsequently dated proxy or by voting in person at the Special Meeting. All Units represented by effective proxies on the enclosed form of proxy received by the Trustee will be voted at the Special meeting in accordance with the terms of such proxies. If no instructions are given, the proxies will be treated as abstentions.

VOTING PROCEDURES FOR BENEFICIAL OWNERS

     The enclosed proxy includes the power to vote the number of Units registered in a holder's name, according to the books of the Trustee. The Trustee will mail this Proxy Statement and a proxy to all persons who, according to the books of the Trustee, beneficially own Units.

BROKERS

     Units held in "street name" by a broker may not be voted by the broker absent instructions from the beneficial owner of such Units. If a broker does not receive instructions from the beneficial owner on how to vote the Units, the Units will be treated as broker non-votes.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     The presence at the Special meeting, in person or by proxy, of Unitholders holding a majority of the Units outstanding as of the Record Date shall constitute a quorum. The Shareholder Proposal will be deemed to be approved by the Unitholders if approved by the vote of Unitholders holding a majority of the Units represented at the Special Meeting. Abstentions will be included in the number of Units represented at the Special meeting and, because the affirmative vote of a majority of Unitholders is required for approval of the Shareholder Proposal, will have the practical effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether a quorum is present and will not be counted as a vote either for or against the Shareholder Proposal.

                           THE TRUST AND THE TRUSTEE

     The Trust was created effective September 30, 1983. The Trust is passive, with The Chase Manhattan Bank, serving as Trustee. The Trustee has only such powers as are necessary for the collection and distribution of revenues attributable to the Royalty, the payment of Trust liabilities and the protection of Trust assets.

               THE SHAREHOLDER PROPOSAL AND STATEMENT OF SUPPORT

     The following is the Shareholder Proposal and Statement of Support submitted by Greg Haskin. The Trustee will provide the address and the number of Units held by Mr. Haskin upon request. Pursuant to Rule 14a-8, promulgated by the SEC under the Securities Exchange Act of 1934, the Trustee is not responsible for the contents of the Shareholder Proposal or the accompanying Statement of Support. The Trustee notes that oil and gas industry market valuation of properties generally considers factors in addition to proved reserves. No federal or state regulatory requirements must be complied with or governmental approval must be obtained in connection with the transaction set forth in the Shareholder Proposal. No reports, opinions or appraisals relating to the transaction have been received from an outside party. TXS (as defined in the Shareholder Proposal) has informed the Trustee that it is a privately held corporation that was incorporated in Texas in March 2001 (Charter no. 01622172), that it has 100,000 shares of outstanding capital stock and that it received $1,000 from Timothy Roberson as an initial capital contribution for all its outstanding capital stock. TXS has informed the Trustee that TXS has not engaged in any business nor prepared any financial statements.

                         SHAREHOLDER PROPOSAL REGARDING
                      AMENDMENT OF ROYALTY TRUST INDENTURE

     RESOLVED, that the Trust Agreement be amended (a) to instruct the Trustee to sell or cause to be sold to Texas Standard Oil Company ("TXS"), for $1,000, the Trust's Royalty interest on the same day IMC sells the working interests to TXS, (b) to instruct the Trustee to take all action required to permit such sales, and (c) if the sales occur, to delay any liquidating distributions of Trust assets until the earlier of completion of any exchange offer by TXS (described in its July 3, 2001 letter to the Trustee) or December 31, 2001.

STATEMENT OF SUPPORT

     Pursuant to a letter of intent with IMC, TXS or its designee intends to purchase the working interests for less than $5 million. TXS and IMC have assured me that the letter of intent is an arm's length agreement and that they have no prior relationship. The valuation of the working interests of less than $5 million in a negotiated transaction indicates that the Trust's Royalty has no value considering the cost carryforward was $14.6 million at July 31, 2001. The recently completed December 31, 2000 Ryder Scott report, only covering proved reserves but using December 2000 hydrocarbon prices, and an appraisal by Albrecht & Associates prepared early last year also indicate that the Royalty has no value.

     TXS proposes that it or its designee will acquire the Royalty for $1,000 on the same day it purchases the working interests and thereafter TXS proposes to make a registered exchange offer in which Unitholders may become TXS shareholders. The Royalty and working interests combined should have a greater value than the sum of their separate values because by combining them the working interest owner will at least save administrative, reporting and computational burdens and costs associated with the Royalty. If the Trustee sells the Royalty to TXS, the Trust will incur minimal expenses of the sale, which will conserve the expense reserve.

     If the proposed amendment is approved and the exchange offer proceeds, each Unitholder owning 2,000 Units or more will be offered the opportunity to exchange them for TXS common stock. Unitholders holding fewer units will receive TXS warrants and the Trust's liquidating distribution. Unitholders owning 2,000 Units or more will be free to take the Trust's liquidating distribution instead of accepting the exchange offer, although TXS will not be obligated to close the exchange offer unless Unitholders holding at least 50% of the Units accept the exchange offer. Unitholders accepting the exchange offer will become shareholders in a company with a continuing ownership interest in oil and gas properties formerly burdened by the Trust's Royalty. TXS expects to make its exchange offer on a basis that would result in tendering Unitholders holding 36% of the TXS common stock if all eligible Unitholders accepted the exchange offer. Although the liquidating distribution will be delayed if the amendment is approved, it should be larger because the Trust will not incur the expenses of selling the Royalty.

     Accordingly, it is in the Unitholders' best interests to approve the amendment.

              EFFECT OF NEGATIVE VOTES ON THE SHAREHOLDER PROPOSAL

     If the Shareholder Proposal is not approved the Trustee will, as soon as practicable, endeavor to sell the Royalty at a public auction to the highest cash bidder. Upon such sale the Trust will be terminated, and the Trustee will distribute the net proceeds, if any, of such sale according to the respective interests and rights of the Unitholders after discharging all of the liabilities of the Trust and, if necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities.

                               UNITS OUTSTANDING

     There are 14,975,390 Units outstanding. Each Unit is entitled to one vote at the Special Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Trustee knows of no person who beneficially owns in excess of five percent of the Units of the Trust.

                             CERTAIN RELATIONSHIPS

     The Trust and the Working Interest Owner are unaffiliated and have no relationship other than those arising from the Trust's ownership (through the Partnership) of the Royalty, which burdens the Working Interests owned by the Working Interest Owner. The terms of the Royalty are governed by the Overriding Royalty Conveyance from McMoRan-Freeport Oil Company to McMoran Oil & Gas Co., dated as of September 28, 1983, which is filed as Exhibit 4.1 to the Trust's Annual Report on Form 10-K for the year ended December 31, 2000. In addition, IMC provides the staff and facilities to carry out the administrative duties for and on behalf of the owner of the 0.1 general partnership interest in the Partnership. The terms of the Partnership are fully governed by the First Amended and Restated Articles of General Partnership of Freeport-McMoRan Oil and Gas Royalty Partnership between McMoRan Offshore Management Co. and First City National Bank of Houston, as Trustee, dated as of September 30, 1983, which is filed as Exhibit 4.3 to the Trust's Annual Report on Form 10-K for the year ended December 31, 2000. The Trust has no other affiliation or relationship with IMC. The Trust has no prior affiliation or relationship with Roberson Oil or TXS.

     Timothy Roberson has informed the Trustee that he owns all of the outstanding shares of Roberson Oil and TXS. IMC, Roberson Oil, TXS, Mr. Roberson and Greg Haskin have informed the Trust that IMC has no prior affiliation or relationship with Roberson Oil, TXS, Mr. Roberson or Mr. Haskin. Roberson Oil, TXS and Mr. Haskin have informed the Trustee that Mr. Haskin had no affiliation or relationship with Roberson Oil or TXS.

     Location and contact information for IMC Global, Inc. are 100 South Saunders Road, Lake Forest, IL 60045-2561; Attn: Joanne Brennan; Phone: (847) 739-1200. Location and contact information for TXS and Roberson Oil are 6371 Richmond Avenue, Suite 100,Houston, Texas 77057-5905; Attn: Timothy Roberson;
Phone: (713) 655-1195.

                                            Respectfully Submitted,

                                            The Chase Manhattan Bank, as Trustee

                                   EXHIBIT A
                    [TEXAS STANDARD OIL COMPANY LETTERHEAD]

July 3, 2001

The Chase Manhattan Bank, Trustee
Freeport-McMoRan Oil and Gas Royalty Trust
700 Lavaca
Austin, Texas 78702

Attn: Michael Ulrich

    Re: Exchange Offer

Ladies and Gentlemen:

     Pursuant to a letter of intent, Texas Standard Oil Company, a Texas corporation (the "TXS"), or its designee, proposes to purchase from IMC Global, Inc ("IMC") certain working interests in oil and gas properties (the "Working Interests"). The letter of intent states that, as consideration for the purchase of the Working Interests, the purchaser will pay to IMC less than $5 million in cash, payable at the closing of the purchase (the "Closing"). The Working Interests consist of all oil and gas properties burdened by the overriding Royalty interest (the "Royalty") owned by Freeport-McMoRan Oil and Gas Royalty Trust (the "Trust"). TXS desires to acquire both the Working Interests and the Royalty.

     If TXS purchases both the Working Interests and the Royalty, as soon as practicable following the Closing, TXS proposes to effect an exchange offer (the "Exchange Offer") pursuant to which it will acquire Units of Beneficial Interest in the Trust (the "Units") in exchange for shares of its common stock, par value $0.01 per share ("TXS Common Stock"), and warrants to purchase Company Common Stock (the "Warrants"). The Exchange Offer is more fully described below.

     TXS understands that a holder of Units has submitted to the Trustee a proposal (the "Shareholder Proposal") to be voted on at a Special Meeting of Unitholders. If the Shareholder Proposal is approved by the requisite vote of Unitholders, the Trustee will be instructed (a) to sell the Royalty to TXS for $1,000 on the same day that TXS purchases the Working Interests from IMC, and
(b) to delay any liquidating distribution of Trust assets until completion of the Exchange Offer or December 31, 2001, whichever first occurs.

     This letter constitutes TXS's commitment to Unitholders that, if the Shareholder Proposal is approved at the Special Meeting by the requisite vote of Unitholders, TXS will use its commercially reasonable efforts (a) to acquire the Working Interests from IMC on or before August 31, 2001, (b) to acquire the Royalty for $1,000 in cash on the same day, (c) to file with the Securities Exchange Commission (the "SEC"), as soon as practicable following such Closing, a registration statement under the Securities Act of 1933 relating the Exchange Offer, (d) to cause such registration statement to become effective as soon as practicable thereafter, (e) upon effectiveness of the registration statement, to make the Exchange offer on substantially the terms described in this letter and
(f) to complete the Exchange offer as soon as practicable but in any event prior to December 31, 2001.

THE EXCHANGE OFFER

     The following is a brief summary of the basic terms of the Exchange Offer:

          1. Prospectus. The Exchange offer will be made only by means of a prospectus.

          2. Record Holders of At Least 2,000 Units. All Unitholders holding of record at least 2,000 Units will be offered the opportunity to exchange their Units for securities of TXS as follows: for every 20 Units tendered for exchange, TXS will issue one share of Common Stock. Without consideration of the effects of any exercise of the Warrants, if all eligible Unitholders exchange their units for shares of TXS

     Common Stock, the Unitholders as a group will own not less than 36% of the total outstanding shares of TXS.

          3. Record Holders of Fewer than 2,000 Units. Unitholders holding of record fewer than 2,000 Units will not be entitled to exchange their units for Common Stock, but upon consummation of the Exchange offer such holders will be issued warrants entitling the holder to purchase shares of Common Stock on terms and for the consideration per share to be set forth in the prospectus.

          4. Minimum Condition. TXS's obligation to exchange shares of Common Stock and to issue Warrants in the Exchange Offer will be subject to the condition that Unitholders holding at least 50% of the total Units outstanding tender their Units for exchange.

          5. Timing of the Exchange Offer. TXS will not effect the Exchange Offer unless the Shareholder Proposal is approved at the Special Meeting. As soon as practicable following such approval and the acquisition of both the Royalty and the Working Interests, it will use commercially reasonable efforts to file with the SEC a registration statement relating to the Exchange Offer. The Exchange Offer will be made promptly following effectiveness of the registration statement. TXS will not commence the Exchange Offer unless the registration statement becomes effective on or prior to November 30, 2001.

          6. Purposes of the Exchange Offer. The purposes of the Exchange Offer are (a) to give Unitholders an incentive to vote in favor of the Shareholder Proposal at the Special Meeting, (b) to give Unitholders the opportunity to continue to participate as owners of interests in the oil and gas properties that the Royalty now burdens and (c) to provide funds for TXS's use (consisting of liquidating distributions on Units acquired in the Exchange offer and any proceeds from the exercise of Warrants). Any such funds will be used for general corporate purposes and to repay indebtedness.

     TXS is a newly organized entity with no substantial assets, but TXS has obtained commitments that it believes will be sufficient to provide resources necessary to permit it to acquire the Working Interests from IMC and to effect the Exchange Offer. To TXS's knowledge, there is no fact or circumstance relating to TXS, its directors, officers or controlling persons that would prevent TXS's registration statement relating to the Exchange offer from being declared effective by the SEC.

                                            Very truly yours,

                                            TEXAS STANDARD OIL COMPANY

                                            By:   /s/ TIMOTHY M. ROBERSON
                                              ----------------------------------
                                              Timothy M. Roberson
                                              President

                   FREEPORT-MCMORAN OIL AND GAS ROYALTY TRUST

          THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST BY ITS TRUSTEE

         The undersigned hereby: (a) acknowledges receipt of the Notice of Special Meeting of Unitholders of the Freeport-McMoRan Oil and Gas Royalty Trust (the "Trust") to be held at 10:00 a.m., local time, on October 5, 2001 at Chase Auditorium, 601 Travis Street, Houston, Texas, (the "Special Meeting"); (b) acknowledges receipt of the Trust's Proxy Statement in connection therewith, dated August 29, 2001; (c) appoints _____________ or __________________, or either of them, as the Proxy of the undersigned; and (d) authorizes the Proxy to represent and vote, as designated on the reverse side hereof, all the Units of the Trust that the undersigned would be entitled to vote if personally present at the Special Meeting.

         The undersigned hereby revokes any proxy to vote Trust Units held by the undersigned previously given to the extent such proxy permits the holder thereof to vote on the matter covered by this Proxy. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE TREATED AS AN ABSTENTION.

         This proxy may be revoked at any time prior to the voting of this Proxy by the execution and submission of a revised proxy or by voting in person at the meeting.

                (Continued and to be signed on the reverse side.)
                                SEE REVERSE SIDE

1. Approval of a shareholder proposal that, if approved, will amend the Royalty Trust Indenture dated September 30, 1983 by and between Freeport-McMoRan Inc., as Trustor of the Trust, and the Trustee, as more particularly described in the Proxy Statement.

         FOR   [ ]              AGAINST   [ ]             ABSTAIN   [ ]


                                         Dated:
                                               ---------------------------------



                                         ---------------------------------------
                                         Signature(s) of Unitholder(s)

         (Executors, administrators, guardians, trustees, attorneys, and officers signing for corporations or other organizations should give full title. If a partnership or jointly owned, each owner should sign.)

               PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
                     IN THE ACCOMPANYING POSTPAID ENVELOPE.